EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We consent to the reference to this firm under the caption "Experts" and elsewhere in this Registration Statement of Horizontal Ventures, Inc. on Form S-4 (File No. 333-_________), and any amendment thereto pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), with respect to certain oil and gas reserves of Saba Petroleum Company as of December 31, 1995, 1996 and 1997.


                                      SPROULE ASSOCIATES LIMITED

                                      By: /s/  R. Kieth MacLeod
                                          -------------------------------
                                          R. Kieth MacLeod, Vice President,
                                          Engineering U.S. and International



December 22, 1998